Exhibit 21.1

List of Subsidiaries of CB Richard Ellis Realty Trust

Name of Entity	Jurisdiction of Incorporation/Formation	State of Qualification
CBRERT Carolina TRS, Inc.	DE	—
RT Fairforest Building 1, LLC	DE	SC
RT Fairforest Building 2, LLC	DE	SC
RT Fairforest Building 3, LLC	DE	SC
RT Fairforest Building 4, LLC	DE	SC
RT Fairforest Building 5, LLC	DE	SC
RT Fairforest Building 6, LLC	DE	SC
RT Fairforest Building 7, LLC	DE	SC
RT Highway 290 Building 1, LLC	DE	SC
RT Highway 290 Building 2, LLC	DE	SC
RT Highway 290 Building 5, LLC	DE	SC
RT Highway 290 Building 6, LLC	DE	SC
RT Highway 290 Building 7, LLC	DE	SC
RT Orchard Business Park 1, LLC	DE	SC
RT Orchard Business Park 2, LLC	DE	SC
RT Greenville/Spartanburg Park Building, LLC	DE	SC
RT Blackstock Complex, LLC	DE	SC
RT Blackstock Annex, LLC	DE	SC
RT Cherokee Park Building, LLC	DE	SC
RT HJ Park Building, LLC	DE	SC
RT North Rhett I, LLC	DE	SC
RT North Rhett II, LLC	DE	SC
RT North Rhett III, LLC	DE	SC
RT North Rhett IV, LLC	DE	SC
RT Mount Holly Building, LLC	DE	SC
RT Orangeburg Park Building, LLC	DE	SC
RT Jedburg Commerce Park, LLC	DE	SC
RT Kings Mountain I, LLC	DE	NC
RT Kings Mountain II, LLC	DE	NC
RT Kings Mountain III, LLC	DE	NC
RT Union Cross I, LLC	DE	NC
RT Union Cross II, LLC	DE	NC
RT Fairforest Land, LLC	DE	SC
RT North Rhctt Land, LLC	DE	SC
RT Kings Mountain Land, LLC	DE	NC
RT Bolingbrook, LLC	DE	IL
CBRE Operating Partnership, LP	DE	CA
RT Taunton LLC	DE	MA
RT Deerfield I LLC	DE	GA
RT Deerfield II LLC	DE	GA
RT Texas Industrial, L.P.	DE	TX
RT Texas Industrial, LLC	DE	TX
CBRERT Coventry, Ltd.	Jersey	—
CBRERT UK Holdings, LLC	DE	—
CBRERT UK, LLC	DE	—
CBRERT UK TRS, LLC	DE	—
Hulfish Jersey Holdings, Ltd.	Jersey	NJ
RT Lakeside, LLC	DE	TX
CBRERT Thames Valley, Ltd.	Jersey	—
RT Enclave, LLC	DE	TX
RT Avion, LLC	DE	VA
CBRERT Albion Mills, Ltd.	Jersey	—
Duke/Hulfish, LLC	DE	DE
RT Afton Ridge, LLC	DE	NC